UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2024

SITIO ROYALTIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41585	88-4140242
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Lawrence Street, Suite 1750

Denver, Colorado 80202

(Address of principal executive office and Zip Code)

(720) 640-7620

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	STR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On June 24, 2024, Dawn K. Smajstrla was appointed Chief Accounting Officer of Sitio Royalties Corp. (the “Company”), effective immediately. In addition, Ms. Smajstrla assumed the role of principal accounting officer from Ms. Carrie Osicka, who will remain the Company’s Chief Financial Officer and principal financial officer.

Ms. Smajstrla, 53, previously served as Vice President and Chief Accounting Officer of the general partner of Black Stone Minerals, L.P. (NYSE: BSM) from September 2015 through June 2024. Prior to that, she was employed at LRR Energy, LP from December 2013 to September 2015 as Vice President, Controller, and Chief Accounting Officer. She also worked at Goodrich Petroleum from 2010 through 2013 as Vice President, Controller, and Principal Accounting Officer. Ms. Smajstrla was employed by Anadarko Petroleum from 2008 to 2010 in financial reporting and corporate audit roles. Prior to joining Anadarko, Ms. Smajstrla worked in various financial reporting and corporate accounting roles for 13 years. Ms. Smajstrla received B.S. and M.B.A. degrees from The University of Houston. Ms. Smajstrla is a Certified Public Accountant.

In connection with Ms. Smajstrla’s appointment, Ms. Smajstrla’s compensation package includes: (1) an annual base salary of $350,000; (2) an annualized short-term incentive award target value of 36% of base salary in cash; (3) an annualized long-term incentive award target value of 200% of base salary under the Company’s Long-Term Incentive Plan (the “LTIP”) beginning in 2024, 75% of which is comprised of restricted stock units (“RSUs”) and 25% of which is comprised of performance share units (“PSUs”); and (4) a one-time grant under the LTIP of 26,750 RSUs, which vest ratably over a three-year period, and 15,604 PSUs, which cliff vest on the three year anniversary of the grant date. Ms. Smajstrla is expected to also be eligible to participate in the Company’s Severance Plan.

Other than as disclosed in this Report, there are no arrangements or understandings between Ms. Smajstrla and any other person pursuant to which she was selected as our Chief Accounting Officer. Ms. Smajstrla does not have any family relationship with any director or other officer of the Company or any person nominated or chosen by the Company to become a director or officer. There are no transactions in which Ms. Smajstrla has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sitio Royalties Corp.

Date: June 26, 2024	By:	/s/ Brett Riesenfeld
	Name:	Brett Riesenfeld
	Title:	Executive Vice President, General Counsel and Secretary